Exhibit 10.22

ALLIANCE IMAGING, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Stock Bonus Award Agreement (this “Agreement”) is made as of January 1, 2007 (the “Grant Date”), by and between Alliance Imaging, Inc., a Delaware corporation (the “Company”), and [               ] (“Employee”).  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Company’s 1999 Equity Plan, as amended and restated (the “Plan”).

1.             Issuance of Stock.

(a)        Pursuant to the Plan and subject to the terms and conditions of this Agreement, on the Issuance Date (as defined below), the Company shall issue to Employee, for good and valuable consideration which the Company has determined to exceed the par value of the Company’s Common Stock,                    shares of the Company’s common stock (the “Shares”).  For purposes of this Agreement, “Issuance Date” shall mean the first Business Day (or as soon thereafter as is practicable) following approval of an amendment to the Company’s 1999 Equity Plan increasing the number of shares available for award thereunder.  In the event that the amendment to the 1999 Equity Plan shall not be approved, the issuance of the Shares hereunder shall be null and void and without further effect..

(b)       The issuance of the Shares under this Agreement shall occur at the principal office of the Company on the Issuance Date.  Provided that Employee remains continuously employed by the Company through the Issuance Date, the Company shall deliver to Employee a certificate representing 100% of the Shares to be issued to Employee (which shall be issued in Employee’s name) on, or as soon as practicable following, the Issuance Date.

(c)        Prior to the Vesting Date (as defined below), the stock certificate representing the Shares issued under this Agreement on the Issuance Date shall be restricted, non-transferable and bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE RESTRICTED STOCK AWARD AGREEMENT DATED AS JANUARY 1, 2007 BY AND BETWEEN ALLIANCE IMAGING, INC. (THE “COMPANY”) AND THE PERSON NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”.

(d)  The Shares shall vest in their entirety and all restrictions with respect thereto shall lapse on December 31, 2009 (the “Vesting Date”), and on such date, the Company shall remove the legend included on the certificate evidencing the Shares pursuant to Section 1(c)  of this Agreement.  Except as otherwise set forth below, in the event that Employee’s employment with the Company shall be terminated prior to the Vesting Date, the Shares shall be forfeited by Employee and the Company shall be entitled to cancel the certificate evidencing the Shares,

2.             Limitations to Vesting.

(a)        In the event that Employee’s employment with the Company is terminated for Cause (as defined below in Section 2(e)) or is terminated by the Employee (other than as a result of death or Disability (as defined below in Section 2(e))), the Shares under this Agreement shall thereupon be forfeited immediately and without any further action by the Company.

(b)       In the event that Employee’s employment with the Company is terminated as a result of Employee’s death or Disability or by the Company other than for Cause (as defined in Section 2(a)), Employee shall be entitled to vesting of a pro-rata portion of the Shares (rounded down to the nearest whole number) equal to: (i) 33% of the Shares with respect to any termination occurring on or before December 31, 2007, (ii) 66% of the Shares with respect to any termination after December 31, 2007 but before December 31, 2008 and (iii) 100% with respect to any termination after December 31, 2008. The right to receive any remaining Shares shall be forfeited immediately and without any further action by the Company.

(c)        In the event of the consummation of an event as described in Section 12 of the Plan (a “Change in Control”), Employee shall receive a pro-rata portion of the Shares (rounded down to the nearest whole number) equal to: (i) 33% of the Shares with respect to any Change in Control occurring on or before December 31, 2007, (ii) 66% of the Shares with respect to any Change in Control after December 31, 2007 but before December 31, 2008 and (iii) 100% with respect to any Change in Control after December 31, 2008. The right to receive any remaining Shares shall be forfeited immediately and without any further action by the Company.

(d)       The rights to receive Shares or any interest or right therein or part thereof under this Agreement shall not be liable for the debts, contracts or engagements of Employee or his successors in interest nor shall such rights be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

(e)        For purposes of this Agreement, (A) “Cause” shall mean (i) the Employee’s willful refusal to perform in any material respects the Employee’s lawful duties or responsibilities for the Company or its Subsidiaries, (ii) the Employee’s willful disregard in any material respect of any financial or other budgetary limitations established in good faith by the Company’s Chief Executive Officer, President, Board of Directors, (iii) misconduct by the Employee that causes material and demonstrable injury, monetarily or otherwise, to the Company or its Subsidiaries, including but not limited to misappropriation or conversion of assets of the Company or its Subsidiaries (other than non-material assets); (iv) conviction of or entry of a plea of nolo contendere to a non-vehicular felony; or (v) the Employee’s violation of any restrictive covenant contained in any employment agreement to which he and the Company or one of its Subsidiaries are parties, which violation constitutes a material breach by Employee of such agreement.  No act or failure to act by the Employee shall be deemed “willful” if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company or consistent with Company policies or the directive of the Company’s Chief Executive Officer, President or Board of Directors, and (B)  Disability shall mean “permanent and total disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

3.             No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or Affiliate of the Company, to terminate at any time Employee’s employment with the Company, for any reason, with or without cause.

4.             Miscellaneous.

(a)        Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)       Withholding Taxes.  It shall be a condition to the obligation of the Company to deliver the Shares pursuant to this Agreement that the Employee pay to the Company such amount as may be requested by the Company for the purpose of satisfying any federal, state or local income or other taxes required by law to be withheld with respect to such delivery.  The Employee may elect to have the Company withhold part of the Shares issuable under this Agreement, or allow the return of the Shares to the Company, having a Fair Market Value equal to the sums required to be withheld.

(c)        Entire Agreement; Enforcement of Rights.   The Plan is incorporated herein by reference.  This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.  Notwithstanding anything to the contrary anywhere else in this Agreement, the grant of the Shares is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.  Any of Employee’s rights hereunder shall be in addition to any rights Employee may otherwise have under benefit plans or agreements of the Company to which Employee is a party or in which Employee is a participant, including, but not limited to, any Company sponsored employee benefit plans, stock option plans, severance plans or severance agreements.  The provisions of this Agreement shall not in any way limit Employee’s rights under such other plans and agreements.

(d)       Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(e)        Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f)        Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(g)       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(h)       Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Employee. The rights and obligations of Employee under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

The parties have executed this Agreement as of the date first set forth above.

ALLIANCE IMAGING, INC.

By: Paul S. Viviano

Title: Chairman and Chief Executive Officer

Address:

1900 South State College Blvd., Suite 600
Anaheim, California 92806

EMPLOYEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON EMPLOYEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH EMPLOYEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE EMPLOYEE’S EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

EMPLOYEE

Signature:

Print Name:

Address: